EXHIBIT 16



March  26,  2002
Securities  and  Exchange  Commission
450  Fifth  Street  N.W.
Washington,  D.C.  20549

Ladies  and  Gentlemen:
We were previously principal accountants for Aquatic Cellulose International Corporation and, under the date of August 3, 2001, we reported on the financial statements of Aquatic Cellulose International Corporation as of and for the years ended May 31, 2001 and 2000. On February 28, 2002, our appointment as principal accountants was terminated. We have read Aquatic Cellulose
International Corporations' statements included under Item 4 of its Form 8-K dated March 26, 2002, and we agree with such statements.
Very  truly  yours,
"SIGNED  KPMG  LLP"